Exhibit 99.1

NEWS RELEASE
LINN ENERGY ANNOUNCES 2011 CAPITAL PROGRAM
AND PRELIMINARY FULL-YEAR 2011 GUIDANCE
HOUSTON, December 8, 2010 — LINN Energy, LLC (NASDAQ: LINE) announced today its 2011 oil and gas capital program in the amount of $480 million. The capital program has two distinct components: high rate-of-return liquids-focused drilling in the Granite Wash and Permian Basin Wolfberry trend and low-risk, low-cost projects. The capital program calls for drilling 45 horizontal Granite Wash wells (35 operated) and more than 130 Wolfberry wells in the Permian Basin. Approximately $120 million of this 2011 capital program has been designated as maintenance capital. The Company expects to drill more than 220 wells and complete more than 380 workover, recompletion and optimization projects during 2011.
“LINN’s exceptional performance in 2010 enabled us to increase our distribution by 5 percent and deliver a year-to-date return to unitholders of more than 40 percent,” said Mark E. Ellis, President and Chief Executive Officer of LINN Energy. “We estimate production to grow more than 35 percent in 2011. This organic growth, coupled with a successful acquisition program, should provide the opportunity for additional growth of our distribution in the future.”
2010-2011 Financial and Operational Guidance
The table below sets forth estimated financial and operational guidance for the Company for 2010 and 2011.

	FY 2010E	FY 2011E

Net Production (MMcfe/d)	262	360
Adjusted EBITDA (in millions)	$717	$890
Distributable cash flow per unit	$3.08	$3.51
Distribution coverage ratio	1.20x	1.33x
Distribution per unit (1)	$2.58	$2.64

(1)	2010 distribution of $0.63 per unit for Q1 and Q2, and $0.66 per unit for Q3 and Q4E. 2011 assumes current run rate of $0.66 per unit per quarter or $2.64 per unit annualized.

ABOUT LINN ENERGY
LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is a top-20 U.S. independent oil and natural gas development company, with approximately 2.4 Tcfe of proved reserves in producing U.S. basins as of year-end 2009 (pro forma for closed and pending acquisitions in 2010). More information about LINN Energy is available at www.linnenergy.com.
This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:	Investors:
Clay Jeansonne, Vice President — Investor Relations
281-840-4193

Media:
Paula Beasley, Manager, Public Affairs & Communications
281-840-4183